SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  May 30, 2002


                             VIABLE RESOURCES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)



     Nevada                          0-0751                  83-0242652
----------------------            ----------                 ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                         P.O. Box 3412 Casper, WY 82602
                         ------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (307) 472-3000
                                                     ---------------



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Item 1.           Changes in Control of Registrant
                  --------------------------------

         Philip Hinds, Michael Butler, and Ronald Shogren each agreed to sell 3 million common shares (pre reverse split) to individuals for total purchase consideration of $250,000 to be paid in increments over ninety days.

         In addition a purchaser subscribed for and purchased 1,500,000 common shares of the company (pre reverse split).

         The purpose of the acquisitions was to accomplish a change of control to implement a business combination through a Share Exchange of 7,575,000 shares of common stock of the company (post reverse split one for 16) which shares, upon completion of the Plan and Agreement of Reorganization will be issued to the shareholders of Statmon Technologies Corp. for 100% of the issued and outstanding shares of Statmon Technologies Corp.


Item 2.           Acquisition or Disposition of Assets
                  ------------------------------------

         The company entered into a Plan and Agreement of Reorganization with Statmon Technologies Corp. and its shareholders whereby the company is acquiring 100% of the issued and outstanding common stock of Statmon Technologies Corp. in exchange for 7,575,000 shares of common stock (post reverse split) of the company.

         When completed Statmon Technologies Corp., a Delaware corporation, will be merged into the company with a name change to Statmon Technologies Corp.

         The shareholders of Statmon Technologies Corp., a Delaware Corporation will receive and own 7,575,000 shares or 83% of the company upon completion of the transactions.


Item 3.           Bankruptcy or Receivership
                  --------------------------

                  None.


Item 4.           Changes in Registrants Certifying Accountant
                  --------------------------------------------

                  None.

Item 5.           Other Events
                  ------------

         The company accepted a subscription for and issued 1,500,000 shares of restricted common stock in consideration for a promissory note for $45,000 due in 60 days.

         The Board approved, and a majority of the shareholders as of May 22, 2002 approved by written consent, the following matters.

         1. A Plan and Agreement of Reorganization between the company and Statmon Technologies Corp. whereby the company will exchange 7,575,000 shares of its common stock (on a post reverse split basis) for one hundred percent of the issued and outstanding common stock of Statmon Technologies Corp.

         2. The company's common stock, issued and outstanding, shall be consolidated (reverse split) on a one for sixteen basis on the effective date of June 12, 2002.


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         3. The name of the company shall be changed to Statmon Technologies
Corp.


         4. A "poison pill" has been adopted to prevent further reverse splits for a period of two years after May 22, 2002 as follows:

         Pursuant to a resolution by the Board of Directors of the company adopted May 15, 2002 for a two year period after date hereof, no actions will be taken by the company or its shareholders which would reduce the number of outstanding shares of common stock, whether by reverse split, consolidation, reorganization, merger or otherwise, of the company or any successor company (which shall be known as the "no reverse covenant") except that this shall not apply to a proposed one for 16 reverse split of the issued and outstanding shares to be effectuated concurrent with the consummation of the transaction contemplated in the Plan and Agreement of Reorganization with Statmon; provided, however, that if (i) there is any material misrepresentation by the company or the Sellers under the Purchase Agreement in either the Purchase Agreement or the Reorganization Agreement or (ii) the company or the Sellers materially breach any provision of either the Purchase Agreement or the Reorganization Agreement, then this no reverse covenant will immediately be deemed to be null and void. In the event the "no reverse covenant" is breached, the resolution and this covenant shall provide that it shall trigger a grant by the company of an immediate mandatory dividend to each shareholder as of January 31, 2002, for each share owned after the reverse split, consolidation, merger, or reduction of outstanding shares of a number of shares inversely proportional to the amount of the reverse split, except that shares subsequently retired to treasury or cancelled of record shall be excluded from the dividend.

         5. Warrants to purchase a total of 250,000 common shares (post reverse split) at $5.00 per share for a period of five years were granted to Directors Ronald Shogren, Philip Hinds, and Michael Butler, and Robert G. Fowler.

Appointment of New Directors
----------------------------

         Pursuant to the Agreement and Plan of Reorganization with Statmon, the Board of Directors has appointed the following persons as Directors, which appointments become effective ten days after mailing of Notice to Shareholders pursuant to Section 14f of the Securities & Exchange Act of 1934:

         Geoffrey P. Talbot
         Robert B. Fields
         Peter J. Upfold
         Leonard Silverman

         The existing directors, Messrs. Hinds, Shogren, and Butler will resign upon the effectiveness of the appointment of the new directors.

         The biographical information of the new directors is as follows:

         GEOFFREY P. TALBOT - Mr. Talbot has served as Chairman and Chief Executive Officer of Statmon Technologies Corp. since its formation in June 2000. From April 1997 to July 2000, Mr. Talbot was the Chief Executive Officer and Director of J.C. Williamson Entertainment Inc. and J.C. Williamson Technolo-gies. From 1995 to 1996, Mr. Talbot initiated and oversaw the initial public offering and NASDAQ listing of Netter Digital Entertainment Inc., a high end computer graphics and digital film studio based in North Hollywood, California.



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         Mr. Talbot has over 30 years of international business experience including holding Chief Executive Officer/Chief Financial Officer and other senior executive positions responsible for managing high growth and talent in the media buying, advertising sales, media technologies, computer graphics and digital film production industries.

         Mr. Talbot's background also includes financial and management training at Caltex Oil (Australia) Limited and international asset based financing experience with Itel Leasing Corporation in San Francisco and Chicago and Orion Term Bank (Royal Bank of Canada) in London, England.

         PETER UPFOLD - age 38, has served as Chief Technical Officer and a director of Statmon Technologies Corp. since its formation in June 2000. Mr. Upfold has over 18 years experience in technology and electronics management, the Internet and wireless television and radio broadcasting. He is the engineer who initiated and led the development and bringing to market of the STATMON and TASKMON software over the past 15 years. Mr. Upfold has extensive broadcast transmission systems experience as well as a strong background with surface mounted computer technology and digital data transmission. Peter is also a hands-on software programmer using languages such as Visual Basic, Visual C++, Visual FoxPro, and Microsoft Access. Peter has developed for the first time anywhere in the world, a technology to allow broadcasting of audio for up to 30 radio stations from a single computer network.

         DR. LEONARD SILVERMAN - age 61, has been a member of Statmon Technologies Corp. Board of Directors since its formation in June 2000. Dr. Silverman has spent most of his professional career at the University of Southern California (USC). He was appointed the fifth Dean of Engineering in 1984 and retired as the Dean in June 2001. The USC School of Engineering has over 140 faculty, 4,000 students and an operating budget of over US$100 million. Dean Silverman began his administrative career in 1982 when he was elected Chairman of the Electrical Engineering Systems Department. He was appointed a Full Professor of Electrical Engineering in 1977. Dr. Silverman, a member of the U.S. National Academy of Engineering, is internationally known for his pioneering work in the theory and application of multivariable control systems and signal processing with more than 100 publications to his credit. He currently serves as an independent corporate director on the public company boards of Advanced MicroDevices (AMD) and Diodes, Inc. He is board member of the Colachis Foundation, the M.C. Gill Foundation and the Lord Foundation. Dr. Silverman will be invited to be the Chairman of the Compensation Committee and be a member of the Audit Committee.

         ROBERT FIELDS - age 63, has been a member of Statmon Technologies Corp. Board of Directors since its formation in June 2000. Mr. Fields is a senior executive with over 40 years of diverse experience ranging from key sector management positions and directorships with major corporations to investment banking and advisory experience working with start ups and the early stage capitalization of technology companies. Robert Fields has wide ranging experience in public company management and representing the shareholders of public companies. He was appointed a director of the Friars Foundation, a philanthropy of the arts based in New York in 1998 and has served as its Treasurer.


Item 6.           Resignation of Registrant's Directors
                  -------------------------------------

                  Philip Hinds, Ronald Shogren, and Michael Butler have agreed to resign as directors concurrent with the effectiveness of appointment of the new directors.

Item 7.           Financial Statements & Exhibits
                  -------------------------------

                  Financial Statements - None.

                  Exhibits:

                    3.4   Articles of Amendment to Articles of Incorporation
                    10.1 Share Purchase Agreement (Sino Global Development Limited)
                    10.2  Share Purchase Agreement (Systems & Technology Corp.)
                    10.3  Share Purchase Agreement (Ace Capital Investment
                          Limited)
                    10.4 Share Purchase Agreement (Powerlink International Finance Inc.)
                    10.5  Plan and Agreement of Reorganization


Item 8.           Change in Fiscal Year
                  ---------------------

                  None.


Item 9.           Regulation FD Disclosure
                  ------------------------

                  None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 30, 2002


                                      VIABLE RESOURCES, INC.



                                      By: /s/ Philip G. Hinds
                                          --------------------------------------
                                               Philip G. Hinds